Exhibit 10.27

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of January 18, 2011 (the “Fifth Amendment Effective Date”, by and among ALARM FUNDING, LLC, a Delaware limited liability company (sometimes referred to herein as “Alarm Funding”), CASTLEROCK SECURITY HOLDINGS, INC., a Delaware corporation (sometimes referred to herein as “NewCo”, and together with Alarm Funding, “Borrower”), and CASTLEROCK SECURITY, INC., a Delaware corporation (sometimes referred to herein as “CastleRock”, and together with Alarm Funding and NewCo, the “Credit Parties”), JOINDER PARTIES (as defined below), LENDERS (as defined in the Credit Agreement, as defined below),  and SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as successor in interest to FCC, LLC in its capacity as agent for Lenders (hereinafter referred to in such capacity as “Agent”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of May 25, 2007, as amended by that Amendment to Credit Agreement and Credit Documents, dated as of August 16, 2007, as further amended by that Amended and Restated Forbearance Agreement and Amendment to Credit Agreement, dated as of February 16, 2008,  as further amended by that Consent, Limited Waiver and Third Amendment to Credit Agreement and Credit Documents, dated as of October 22, 2010, and as further amended by Fourth Amendment to Credit Agreement, dated as of November 2, 2010, by and among the Credit Parties, the Lenders party thereto, and Agent (collectively, the “Credit Agreement”); and

WHEREAS, the Credit Parties have requested that Agent and Lenders amend certain terms of the Credit Agreement as hereinafter provided, and Agent and Lenders are willing to make such modifications, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.                                      Capitalized Terms; Construction.  All capitalized terms used and not defined herein shall have the meanings given them in the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

2.                                      Calculation of Over Advance.

(a)                                 Notwithstanding the provisions of Section 2A.2(c)(i) of the Credit Agreement, to the contrary, and provided that no Event of Default occurs during such period, the Over Advance for the period commencing from October 31, 2010 until May 31, 2011 shall be $6,500,000.00, and such amount shall constitute the Restricted Proceeds to be deposited in the Cash Collateral Account pursuant to Section 2A.2(c)(ii) of the Credit Agreement.

(b)                                 Except as set forth in the following sentence or after the occurrence of an Event of Default, the Over Advance shall not be subject to adjustment or recalculation until May 31, 2011, and, except for the Updated Appraisals for the periods ending i) October 31, 2010 and ii) May 31, 2011, Agent shall have no obligation to perform the Updated Appraisals as currently set forth in Section 2A.2(c)(i) of the Credit Agreement.  In the event that Borrower desires that the Over Advance be recalculated, Borrower may so notify the Agent, and Agent shall conduct an Updated Appraisal (but not more frequently than once every 60 days), and the Over Advance and the Restricted Proceeds shall be recalculated on the basis of such Updated Appraisal. After the occurrence of an Event of Default, the provisions of Section 2A.2 of the Credit Agreement shall be reinstated in their entirety including, without limitation, the right of Agent to perform an Updated Appraisal and to recalculate the Over Advance or Restricted Proceeds.

(c)                                  Each Updated Appraisal and the Restricted Proceeds shall continue to be subject to the terms of Section 2A.2(c) of the Credit Agreement, and except as set forth in this Section 2 of this Amendment, the provisions of Section 2A.2 of the Credit Agreement shall remain unchanged.

3.                                      Consent to Lease Payment and Guaranty of Lease. Notwithstanding the terms of subsection (b) of Section 7.2.27 [Subsidiaries Bound by Covenants], Section 7.2.15 [Capital Expenditures and Leases], and Section 7.2.3 [Guaranties] of the Credit Agreement:

(a)                                 Provided that Borrower has first delivered to Agent a fully executed collateral access agreement in form and substance acceptable to Agent in all respects (the “Landlord’s Waiver”), Lenders consent to CastleRock making annual lease payments not to exceed (i) $650,000.00 for fiscal year 2011 and (ii) $660,000 for fiscal year 2012 (the “Permitted Lease Payments”), for leased property located in Arlington Heights, Illinois which is occupied by the Central Station (the “Leased Premises”); and

(b)                                 Provided that Borrower has first delivered to Agent a fully executed Landlord’s Waiver, Lenders consent to Newco entering into a guaranty agreement with the landlord of the Leased Premises for the sole purpose of guarantying the payment of the Permitted Lease Payments.

4.                                      Amendment of Section 7.1.29 [Amendment of CastleRock Servicing Agreement] of the Credit Agreement.  Section 7.1.29 [Amendment of CastleRock Servicing Agreement] of the Credit Agreement shall be amended and restated to read as follows:

“7.1.29  Amendment of CastleRock Servicing Agreement.

No later than January 31, 2011, Borrower and Guarantor shall amend the CastleRock Servicing Agreement to include all exhibits and schedules currently referenced in the CastleRock Servicing Agreement but not attached thereto, and shall deliver a complete and fully executed copy of such amendment to Agent.”

5.                                      Insertion of Section 7.1.30 [Deposit Accounts] into the Credit Agreement.   Section 7.1.30 [Deposit Accounts] shall be inserted into the Credit Agreement as follows:

“7.1.30  Deposit Accounts.

(a)                                 No later than January 31, 2011, Borrower shall, and shall cause CastleRock to, deliver to Agent the fully executed Assignments of Deposit Accounts of each of CastleRock and NewCo and the fully executed account control agreements with the depository banks and each of CastleRock and NewCo;  and

(b)                                 no later than January 31, 2011, Borrower shall deliver to Agent the fully executed Cash Collateral Pledge Agreement and Remaining Proceeds Pledge Agreement of Borrower and the fully executed account control agreements with the depository banks and Borrower.”

6.                                      Insertion of Section 7.1.31 [Additional Covenants] into the Credit Agreement.  Section 7.1.31 [Additional Covenants] shall be inserted into the Credit Agreement as follows:

Borrower shall deliver to Agent (a) its reviewed financial statements for the fiscal year ended December 31, 2007 no later than January 31, 2011, and (b) audited financial statements for the fiscal year ended December 31, 2008 and December 31, 2009, all in form and substance as required pursuant to Section 7.3.3 [Annual Financial Statements] of the Credit Agreement no later than December 31, 2010.

7.                                      Amendment of Section 8.1.3 [Breach of Negative Covenants or Visitation Rights, Trade Payables, Account Control Agreements, Working Capital Funding or

Deposit Accounts] of the Credit Agreement.  Section 8.1.3 of the Credit Agreement shall be amended and restated to read as follows:

“Borrower shall default in the observance or performance of any covenant set forth or contained in Section 7.1.6 [Visitation Rights], Section 7.1.14 [Trade Payables], Section 7.1.16 [Account Control Agreements], Section 7.1.28 [Working Capital Funding], Section 7.1.30 [Deposit Accounts] or Section 7.2 [Negative Covenants].”

8.                                      Amendment of Section 8.1.18 [Pledge of Restricted Proceeds; Payment of Over Advance] of the Credit Agreement.  Section 8.1.18 of the Credit Agreement shall be amended and restated to read as follows:

“8.1.18  Pledge of Restricted Proceeds and Remaining Proceeds; Payment of Over Advance.

(a)                                 Borrower shall fail to (a) deposit the Restricted Proceeds in the Cash Collateral Account in accordance with Section 2A.2(c)(ii) by March 1, 2011, (b) execute and deliver the Cash Collateral Pledge Agreement in accordance with Section 2A.2(c)(ii) by January 31, 2011, (c) cause the corresponding account control agreement to be executed and delivered in accordance with Section 2A.2(c)(ii) by January 31, 2011, (d) deposit additional funds in the Cash Collateral Account in accordance with Section 2A.2(c)(ii) or (e) make a prepayment of the Over Advance on June 1, 2011 to the extent required under Section 2A.2(c)(vi).

(b)                                 Borrower shall fail to (a) deposit the Remaining Proceeds in the Remaining Proceeds Collateral Account in accordance with Section 2A.2(c)(iv) by March 1, 2011, (b) execute and deliver the Remaining Proceeds Pledge Agreement in accordance with Section 2A.2(c)(iv) by January 31, 2011, or (c) cause the corresponding account control agreement to be executed and delivered in accordance with Section 2A.2(c)(iv) by January 31, 2011.”

9.                                      Amendment of Section 14 [Additional Covenants] of the Third Amendment shall be amended and restated to read as follows:

“Intentionally Omitted.”

10.                               Amendment of Section 17 [Conditions of Effectiveness of this Amendment] of the Third Amendment.  Subsections (xii) and (xiii) of Section 17 [Conditions of Effectiveness of this Amendment] of the Third Amendment shall be amended and restated to read as follows:

“(xii)                     [Intentionally Omitted];

(xiii)                        [Intentionally Omitted].”

11.                               Conditions of Effectiveness of this Amendment.  The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

(a)                                 Credit Documents.  Credit Parties shall or shall have caused to be delivered to Agent this fully executed Amendment and the Landlord’s Waiver.

(b)                                 Fees and Expenses.  Credit Parties shall pay or cause to be paid to Agent for itself the reasonable costs and expenses of Agent, including reasonable fees of Agent’s counsel in connection with this Amendment.

(c)                                  No Violation of Laws, No Actions or Proceedings. The execution of this Amendment shall not contravene any Law applicable to Borrower, any Guarantor, any Pledgor, Agent or any of the Lenders.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Amendment or the consummation of the transactions contemplated hereby, which, in Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment or any of the other Credit Documents.

(d)                                 Legal Details; Counterparts.  All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to Agent; Agent shall have received from Alarm Funding, CastleRock,  NewCo, Whitecap Advisors, LLC,  Full Circle and the Lenders a fully executed original of this Amendment; Agent shall have received a fully executed original of the Landlord’s Waiver; and Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions; in each case, in form and substance satisfactory to Agent.

12.                               Joinder of CastleRock.  CastleRock acknowledges and agrees that it has executed and delivered a Guaranty and Suretyship Agreement in favor of Agent for the benefit of the Lenders.  CastleRock joins in this Amendment to evidence its consent to the Credit Agreement and the amendment of the Credit Agreement pursuant to this Amendment.

13.                               Force and Effect. The Credit Agreement and each of the other Credit Documents, as amended through and including this Amendment, are hereby ratified and confirmed and are and shall remain in full force and effect on and after the date of this Amendment in accordance with their respective terms.  The parties hereto do not amend any provisions of the Credit Agreement or the other Credit Documents except for the amendments as expressly set forth herein.  Neither Borrower nor Guarantor has any defense or counterclaim whatsoever to any action or proceeding that may be brought to enforce the rights and remedies of the Agent and Lenders under the Credit Agreement and the other Credit Documents. No novation to any Credit Document is intended or shall occur by or as a result of this Amendment.

14.                               Release.  In further consideration of the execution by Agent and Lenders of this Amendment, Alarm Funding, NewCo, CastleRock, Full Circle and Whitecap Advisors, LLC, each individually and on behalf of their respective successors (including any trustees acting on behalf of Alarm Funding, NewCo, CastleRock, Full Circle or Whitecap Advisors, LLC, and any debtor-in-possession with respect to Alarm Funding, NewCo, CastleRock, Full Circle or Whitecap Advisors, LLC), assigns, subsidiaries and affiliates (collectively, the “Releasors”), hereby forever release Agent, Lenders, their respective successors, assigns, parents, subsidiaries, and affiliates and their respective officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever, whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that the Releasors, or any of them, have or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection with the Credit Agreement or the other Credit Documents, the Equity Raise, the Incentive Equity Issuance or any other matter, in each case prior to the Fifth Amendment Effective Date (including with respect to the Obligations, any Collateral, the Credit Agreement, any other Credit Document and any third parties liable in whole or in part for the Obligations) (collectively, the “Released Claims”).  This provision shall survive and continue in full force and effect whether or not Alarm Funding, NewCo or CastleRock shall satisfy all other provisions of this Amendment or the other Credit Documents.

15.                               Indemnification.  Each of Alarm Funding, NewCo and CastleRock, each individually and on behalf of their respective successors (including any trustees acting on behalf of Alarm Funding, NewCo and CastleRock , and any debtor-in-possession with respect to Alarm Funding, NewCo or CastleRock), assigns, subsidiaries and affiliates (collectively, the “Indemnitors”), hereby agrees that its release of the Releasees set forth in Section 14 [Release] shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, officers, directors, agents, trustees, creditors, partners or shareholders of the Indemnitors, or any parent, subsidiary or affiliate of the Releasors, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the Released Claims; provided, that the Indemnitors shall not be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.  The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement and the other Credit Documents.

16.                               Joinder of Whitecap Advisors, LLC and Full Circle.  Each of Whitecap Advisors, LLC, and Full Circle (collectively, the “Joinder Parties”) hereby joins in this Amendment for the purpose of agreeing to and being bound by the terms of Section 14 [Release].

17.                               Governing Law.  This Amendment shall be deemed to be a contract under the Laws of the State of New York and shall, pursuant to New York General Obligations Law Section 5-1401, for all purposes be governed by, and construed and enforced in accordance with, the Laws of the State of New York.

18.                               Counterparts.  This Amendment may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute one and the same instrument.  Delivery by facsimile or other electronic transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.  Any party that delivers its original counterpart signature to this Amendment by facsimile or other electronic transmission hereby covenants to personally deliver five (5) original counterpart signatures promptly thereafter to Agent.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized, as of the date first above written.

BORROWER:

ALARM FUNDING, LLC,
a Delaware limited liability company

By:	/ s / Westin Lovy
Westin Lovy, Managing Director

CASTLEROCK SECURITY HOLDINGS, INC.,
a Delaware corporation

By:	/ s / Brian E. Johnson
Brian E. Johnson, President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

GUARANTOR:

CASTLEROCK SECURITY, INC.,
a Delaware corporation

By:	/ s/ Brian E. Johnson
Brian E. Johnson, President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT-JOINDER]

WHITECAP ADVISORS, LLC

By:	/ s / Westin Lovy
Westin Lovy, Managing Director

FULL CIRCLE PARTNERS, LP,
a Delaware limited partnership

By:	FULL CIRCLE INVESTMENTS, LLC
Its General Partner

By:	/ s / Robert A. Blum
Robert A. Blum, Managing Member

By:	/ s / John E. Stuart
John E. Stuart, Managing Member

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, as Agent and a Lender

By:	/ s / Mark Hogard
Name:	Mark Hogard
Title:	Executive Vice President

and

By:	/ s / Doug Maher
Name:	Doug Maher
Title:	Senior Vice President

FCC, LLC, as a Lender

By:	/ s / Mark Hogard
Name:	Mark Hogard
Title:	Executive Vice President